MICHAEL MYERS LOCK-UP AGREEMENT

This LOCK-UP AGREEMENT (this “Agreement”), dated as of March 18, 2018, is being executed and delivered as of March 18, 2018, by Michael Myers (“Stockholder”) in favor of and for the benefit of Skinvisible, Inc., a Nevada corporation (“Parent”).

RECITALS

A.       Stockholder is a director or officer of Quoin Pharmaceuticals, Inc., a Delaware corporation (“Quoin”).

B.       Quoin, Parent, Quoin Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), are entering into that certain Agreement and Plan of Merger, dated as of March 18, 2018 (as amended from time to time, the “Merger Agreement”), pursuant to which Quoin will merge with and into Merger Sub with Quoin surviving as a wholly owned subsidiary of Parent.

C.       The Merger Agreement contemplates that, upon consummation of the Stockholder will receive shares of Parent Common Stock in the Mergers (the “Parent Shares”) and that the Stockholder will be subject to certain restrictions on transfer of such shares as provided herein.

Stockholder, intending to be legally bound, agrees as follows:

1.                  Defined Terms. Each capitalized term used in this Agreement but not otherwise defined herein shall have the meaning ascribed thereto in the Merger Agreement.

2.                  Representations and Warranties of Stockholder. Stockholder represents and warrants to Parent as of the date hereof as follows:

(a)                Stockholder is the holder and “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the number of outstanding shares of common stock of Quoin set forth beneath Stockholder’s signature on the signature page hereof (the “Quoin Shares”), and Stockholder has good and valid title to Quoin Shares, free and clear of any liens, pledges, security interests, adverse claims, equities, options, proxies, charges, encumbrances or restrictions of any nature, other than as otherwise restricted under the Securities Act of 1933, as amended (the “Securities Act”).

(b)               Stockholder has the sole right to vote and to dispose of Quoin Shares.

(c)                Stockholder has read this Agreement and, to the extent Stockholder felt necessary, has discussed with counsel the limitations imposed on Stockholder’s ability to sell, transfer or otherwise dispose of the Parent Shares. Stockholder fully understands the limitations this Agreement places upon Stockholder’s ability to sell, transfer or otherwise dispose of the Parent Shares.

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3.                  Lock-Up.

(a)                Stockholder will not, during the period commencing on the date of the Effective Time of the Merger and, subject to the terms set forth herein, ending 180 days after the Effective Time of the Merger (the “Lock-up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Parent Shares, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Parent Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Parent Shares, in cash or otherwise.

(b)               Notwithstanding the foregoing, Stockholder may transfer Parent Shares (i) to Affiliates (including, for the avoidance of doubt, if Stockholder is a corporation, partnership, limited liability company, investment fund, trust or other business entity, such investment funds or other business entities controlled or managed by, or that controls or manages, or under common management with, the Stockholder) or charitable organizations; (ii) if Stockholder is an individual, to any member of Stockholder’s immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family for estate planning purposes or for the purposes of personal tax planning, or upon the death of Stockholder, by will or intestacy; (iii) if Stockholder is a corporation, partnership, limited liability company, investment fund or other business entity, as part of a disposition, transfer or distribution by the Stockholder to its equity holders; (iv) if the Stockholder is a trust, to a trustor or beneficiary of the trust; or (v) to a nominee or custodian of a Person or entity to whom a disposition or transfer would be permissible under this clause (b); provided, however, that any such transfer shall be permitted under this clause (b) only if, as a precondition to such transfer, such donee, transferee or distributee agrees in writing to be bound by all of the terms of this Agreement.

(c)                For the avoidance of doubt, the restrictions in this Agreement shall apply only to the Parent Shares received in the Merger.

4.                  Stop Transfer Instructions. Stockholder acknowledges and agrees that stop transfer instructions will be given to Parent’s transfer agent with respect to the Parent Shares until the expiration of the Lock-Up Period.

5.                  Independence of Obligations. The covenants and obligations of Stockholder set forth in this Agreement shall be construed as independent of any other agreement or arrangement between Stockholder, on the one hand, and Parent or Parent, on the other hand. The existence of any claim or cause of action by Stockholder against Parent or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Stockholder.

6.                  Specific Performance. Stockholder acknowledges that Parent could be damaged irreparably if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by Stockholder could not be adequately compensated by monetary damages. Accordingly, Stockholder agrees that (a) it will waive, in any action for specific performance, the defense of adequacy of a remedy at law, and (b) in addition to any other right or remedy to which Parent may be entitled, at law or in equity, Parent

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will be entitled to seek to enforce any provision of this Agreement by a decree of specific performance and to seek temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

7.                  Notices. All notices and other communications hereunder shall be in writing (including email or similar writing) and must be given:

(a)                If to Parent, to:

Skinvisible, Inc.

6320 S. Sandhill Road, Suite 10

Las Vegas, Nevada, 89120 U.S.A.

Attention: Terry Howlett

Email: terry@skinvisible.com

with a copy (which will not constitute notice) to:

The Doney Law Firm

4955 S. Durango Dr., Ste. 165

Las Vegas, NV 89113

Attention: Scott Doney.

Email: scott@doneylawfirm.com

and with a copy (which will not constitute notice), following the Closing, to:

Dentons US LLP

1221 Avenue of the Americas

New York, NY 10020

Attention: Jeffrey Baumel

Ilan Katz

Email: jeffrey.baumel@dentons.com

ilan.katz@dentons.com

(b)               If to Stockholder, to

Michael Myers

42127 Pleasant Forest Court

Ashburn, VA 20148

Attention: Michael Myers

email: mmyers@quoinpharma.com

or such other physical address or email address as a party may hereafter specify for the purpose by notice to the other parties hereto. Each notice, consent, waiver or other communication under this Agreement will be effective only (i) if given by email, when the email is transmitted to the email address specified in this Section 7 or (ii) if given by overnight courier or personal delivery when delivered at the physical address specified in this Section 7.

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8.                  Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

9.                  Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto will be governed by, construed under and enforced in accordance with the laws of the State of Delaware, without giving effect to principles of conflict or choice of laws which would result in the application of the laws of any other jurisdiction.

10.              Consent to Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or thereby will be brought exclusively in the United States District Court for the District of Delaware or in the Court of Chancery of the State of Delaware, and each of the parties hereto hereby consents to the exclusive jurisdiction of those courts (and of the appropriate appellate courts therefrom) in any suit, action or proceeding and irrevocably waives, to the fullest extent permitted by applicable Law, any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding in any of those courts or that any suit, action or proceeding which is brought in any of those courts has been brought in an inconvenient forum. Process in any suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any of the named courts. Without limiting the foregoing, each party agrees that service of process on it by notice as provided in Section 7 will be deemed effective service of process. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

11.              Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by a party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable Law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in a written document signed by the other party, (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given, and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

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12.              Effectiveness; Termination. This Agreement shall only be effective upon the Effective Time of Merger 1 and shall automatically terminate in the event of the termination of the Merger Agreement for any reason.

13.              Further Assurances. Stockholder shall execute and/or cause to be delivered to Parent such instruments and other documents and shall take such other actions as Parent may reasonably request for the purpose of carrying out the transactions contemplated by this Agreement.

14.              Entire Agreement and Modification. This Agreement, the Merger Agreement and any other documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to its subject matter and constitute (along with the documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented or otherwise modified except by a written document executed by the party against whose interest the modification will operate. The parties will not enter into any other agreement inconsistent with the terms and conditions of this Agreement and the Merger Agreement, or that addresses any of the subject matters addressed in this Agreement and the Merger Agreement.

15.              Non-Exclusivity. The rights and remedies of Parent hereunder are not exclusive of or limited by any other rights or remedies which Parent may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

16.              Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such expenses.

17.              Assignment. This Agreement and all obligations of Stockholder hereunder are personal to Stockholder and may not be transferred or delegated by Stockholder at any time, except in accordance with Section 2(b) of this Agreement. Parent may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity without obtaining the consent or approval of Stockholder.

18.              Binding Nature. Subject to Section 17, this Agreement will inure to the benefit of Parent and its successors and assigns and will be binding upon Stockholder and Stockholder’s representatives, executors, administrators, estate, heirs, successors and assigns.

19.              Survival. Each of the representations, warranties, covenants and obligations contained in this Agreement shall survive the consummation of the Mergers.

20.              Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which, taken together, will constitute one and the same instrument. An electronic copy of a party’s signature (including signatures in Adobe PDF or similar format) shall be deemed an original signature for purposes hereof.

21.              Headings; Construction. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. In this Agreement (a) words denoting the singular include the plural and vice versa, (b) ”it” or “its” or words denoting any gender include all genders and (c) the word “including” means “including without limitation,” whether or not expressed.

(Signature page follows)

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IN WITNESS WHEREOF, the parties hereto have caused this Lock-Up Agreement to be duly executed as of the day and year first above written.

SKINVISIBLE, INC.

By: /s/ Terry Howlett

Name: Terry Howlett
Title: President & Chief Executive Officer

STOCKHOLDER

/s/ Michael Myers
MICHAEL MYERS

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